                                                                   Exhibit 21.01


Listed below are subsidiaries of the Registrant, all of which are wholly-owned, as of March 30, 2000:

                                                             Jurisdiction of
                   Subsidiary                                 Incorporation
----------------------------------------------------         ---------------
eTrato.com, inc.                                                Delaware
credito.com, inc.                                               Delaware
realestateespanol.com, inc.                                     Delaware